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                                                                   EXHIBIT 10.2

                                   AGREEMENT


     THIS AGREEMENT dated April 9, 1996 is by and among HGI REALTY, INC. (the "Corporation"), HORIZON/GLEN OUTLET CENTERS LIMITED PARTNERSHIP (the "Operating Partnership") (the Corporation and the Operating Partnership being collectively referred to herein as the "Company"), and GEORGE T. HAWORTH ("Haworth").


                                    RECITALS

     A. The Company and Haworth are parties to an Employment Agreement dated as of July 14, 1995 (the "Employment Agreement").

     B. The parties have agreed that it is in their mutual interests to terminate the Employment Agreement on the terms and conditions hereinafter set forth.


                                   AGREEMENTS

     In consideration of the premises and the mutual covenants hereinafter set forth, the parties agree as follows:

     1. EFFECTIVE DATE. This Agreement shall become effective on April 9, 1996 (the "Effective Date").

     2. TERMINATION OF EMPLOYMENT. The Employment Agreement and Haworth's employment with the Company are hereby terminated. Haworth hereby resigns as an officer of the Company and from any positions he holds in any subsidiaries or affiliates of the Company.

     3.   CONSULTING SERVICES.

          (a) The Company hereby retains Haworth to provide consultative services to the Company, and Haworth agrees to provide consultative services to the Company, all on the terms and conditions hereafter set forth, for a one year period commencing on the Effective Date and ending on the first anniversary of the Effective Date (the "Consulting Period").

          (b) During the first ninety days of the Consulting Period ("Initial Period"), Haworth shall be available to provide consulting services to the Company on an "as needed" basis. Haworth understands that the Company may require him to provide consulting services during the Initial Period on a full-time basis during normal business hours; provided that Haworth shall not be required to perform any services hereunder during the vacation period set forth in Exhibit "A" attached hereto.




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Haworth's consulting services during the Initial Period shall principally be rendered in person at such places as Horizon shall reasonably request, but Haworth shall also make himself available by telephone.

          (c) After the Initial Period, Haworth shall be available to provide consulting services to the Company in person and by telephone for the balance of the Consulting Period ("Subsequent Period") as may be requested by the Company, provided that such services are rendered at such times as are mutually convenient to Haworth and the Company. It is the intent of the parties that Haworth shall be available to the Company during the Subsequent Period in a manner which does not interfere with his full-time employment elsewhere or with reasonable vacation periods of which the Company received prior notice.

          (d) Haworth shall render his consulting services hereunder to executive officers of the Company and such other employees and agents of the Company as the Company and Haworth mutually agree upon. Haworth shall only be required to consult on matters of an executive nature. Consulting services rendered in person shall occur at such site as the parties mutually agree upon from time to time.

     4. COMPENSATION. As compensation for the services to be rendered by Haworth hereunder and in full and complete satisfaction of the obligations, if any, of the Company under the Employment Agreement as a result of the termination of Haworth's employment, the Company shall pay $62,500 to Haworth in cash within thirty (30) days after the date hereof. As compensation for the covenants of Haworth set forth in Sections 7 and 8 of this Agreement, the Company shall pay $187,500 to Haworth in cash within thirty (30) days after the date hereof. Such amounts shall be reduced by any social security and withholding taxes which the Company is required by law to withhold.

     5. HEALTH INSURANCE. The Company agrees to provide such health insurance benefits to Haworth as are provided by the Company to other senior executives whose employment is being terminated as a result of the Company's current downsizing efforts.

        6. REIMBURSEMENT OF EXPENSES. The Company shall promptly pay or reimburse Haworth for all reasonable expenses incurred by him during the Consulting Period in the performance of his responsibilities under this Agreement.

     7.   COMPETITION.

          (a) In consideration of the payment made by the Company to Haworth pursuant to Paragraph 4 hereof, Haworth hereby agrees that during the Consulting Period, without the prior written approval of the Company, Haworth shall not, directly or indirectly,

                  (i)  enter into or in any manner take part
                       in any manufacturer outlet shopping center business, either individually or as an officer, director,




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                        employee, agent, consultant, partner, investor
                        (excluding passive investments not aggregating more than five percent (5%) of any such entity's total outstanding voting securities), principal or otherwise, in the United States or Canada;

                  (ii) solicit, divert, take away or enter
                       into any leases or the like with, or attempt to solicit, divert, take away or enter into any leases or the like with, any entity or its Affiliates which during the term of Haworth's employment with the Company leased space at a factory outlet center owned by the Company or Affiliate of the Company, wherever located in the continental United States. Notwithstanding anything to the contrary herein, nothing herein shall prohibit Haworth from soliciting, attempting to solicit or assisting in the solicitation of any entity which was a tenant in any of the manufacturer outlet centers developed, owned or operated by the Company in connection with any other activity (including real estate activity) that does not relate to manufacturer outlet centers (defined, for this purpose, as shopping centers primarily tenanted by manufacturers operating outlet merchandise stores); or

                 (iii) solicit, attempt to solicit, advise,
                       hire for employment or engage, any person who is an employee of the Company or an Affiliate of the Company as of the Effective Date; provided that Haworth may solicit, advise, hire for employment or engage without the Company's consent any employee of the Company terminated on or before April 10, 1996, and may solicit, advise, hire for employment or engage with the Company's consent any employee of the Company discharged after April 10, 1996; provided that in no event shall such employees be involved on Haworth's behalf in any of the activities prohibited pursuant to clauses (i) and (ii) of this Section 7(a).

     As used herein, "Affiliate" means, when used with respect to an entity or the Company, (i) any Person (as hereinafter defined) which directly or indirectly controls, is controlled by or under common control with such entity or the Company, (ii) any Person who directly or indirectly owns, controls or holds the power to vote ten percent (10%) or more of the outstanding securities of such entity or the Company. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used herein, "Person" means any individual, partnership, corporation, trust or other entity.




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     (b)  Haworth acknowledges that, as a key executive employee, Haworth has been involved, and as a consultant, Haworth will be involved, on a high level, in the development, implementation and management of the Company's national business strategies and plans, including those which involve the Company's finances, research, marketing, planning, operations, industrial relations and property acquisitions. By virtue of Haworth's unique and sensitive position and special background, employment of Haworth by a competitor of the Company represents a serious competitive danger to the Company, and the use of Haworth's talent and knowledge and information about the Company's business strategies can and would constitute a valuable competitive advantage over the Company.

     (c) Haworth acknowledges that enforcement of the covenants set forth in this Paragraph 7 and in Paragraph 8 hereof will not prevent him from earning a living in the real estate industry.

     (d) Haworth acknowledges that he has carefully read and considered all of the terms of this Agreement, including particularly the terms of this Paragraph 7 and of Paragraph 8 hereof, that the Company has made a substantial investment in the Company's business and that the restrictions provided in this Paragraph
7 and the following Paragraph 8 hereof are reasonable and necessary for the Company's protection. Haworth further acknowledges that damages at law will not be a measurable or adequate remedy for breach of the covenants contained in this Paragraph 7 or in Paragraph 8 hereof and, accordingly Haworth consents to the entry by any court of competent jurisdiction of any order enjoining him from violating any such covenants without bond. The parties hereto further agree that if, in any judicial proceeding, a court should refuse to enforce any covenants set forth in this Paragraph 7 or in Paragraph 8 hereof because of their term or geographical scope, then such covenants shall be deemed to be modified to permit their enforcement to the maximum extent permitted by law.

     8. CONFIDENTIALITY. Haworth acknowledges and agrees that the Company competes in a highly competitive industry and in competitive markets and that as a senior executive officer Haworth has had and as a consultant Haworth may continue to have access to proprietary and confidential information and trade secrets of the Company and its Affiliates and their respective predecessors. Haworth agrees that he will not, without the written consent of the Company, disclose or knowingly permit any entity under his control to disclose to anyone not properly entitled to the information or use for his own benefit or the benefit of anyone else other than the Company or any Affiliate of the Company, any such trade secrets or proprietary or confidential information relating to the Company and its Affiliates.

     9. STOCK OPTION. The Company hereby notifies Haworth that, pursuant to the stock options granted by the Company to Haworth under the Company's 1993 Stock Option Plan, the Company elects to continue such options in full force and effect pursuant to their terms upon Haworth's becoming a consultant to the Company.




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     10.  INDEMNIFICATION.  The Indemnification Agreement dated as of November
8, 1993 between the Corporation and Haworth shall remain in full force and effect and shall also apply to Haworth in his capacity as the Company's consultant hereunder with the same force and effect as if he were acting in such capacity as an agent of the Corporation.

     11. RELEASE. Haworth, for himself and his heirs and personal representatives, hereby fully and forever unconditionally releases and discharges the Company and its directors, officers, agents and employees from all obligations and liabilities arising under the Employment Agreement, other than its obligation to pay base salary for the current pay period ending on the Effective Date.

     12. WAIVER. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

     13. NOTICES. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or, if mailed, on the third business day after it is deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:


               To Haworth:      George T. Haworth
                                18067 North Fruitport Road
                                Spring Lake, Michigan   49456

               To the Company:  HGI Realty, Inc.
                                1050 West Western Avenue
                                Muskegon, Michigan   49441
                                Attention:  Mr. Joseph Cattivera


     Any party may change by notice the address to which notices to it are to be addressed.

     14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to the principles of conflicts of laws thereof.

     15. AMENDMENTS, ETC. The Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

     16. HEADINGS AND CAPTIONS. Headings and paragraph captions used in this Agreement are intended for convenience of reference only and shall not affect the interpretation of this Agreement.

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     17.   EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of counterparts, which taken together shall be deemed to constitute one original.

     18. JOINT AND SEVERAL OBLIGATIONS. The obligations of the Company and the Operating Partnership hereunder are joint and several, and Haworth may enforce such obligations against either without any requirement to make demand on the other.

     19. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Haworth and his heirs and personal representatives and the Company and its successors and assigns. This Agreement is personal to Haworth and may not be assigned by him.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                           HGI REALTY, INC.


                                           By:Joseph Cattivera
                                              --------------------------------
                                            Title:Executive Vice President
                                                  ----------------------------

                                           HORIZON/GLEN OUTLET CENTERS LIMITED
                                           PARTNERSHIP

                                           By:
                                                HGI REALTY, INC., its General
                                                Partner



                                           By: Joseph Cattivera
                                              --------------------------------
                                           Title:  Executive Vice President
                                                 -----------------------------



                                           /s/ George T. Haworth
                                           -----------------------------------
                                           GEORGE T. HAWORTH





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